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                                                                   EXHIBIT 23(a)



                    CONSENT OF INDEPENDENT PUBLIC ACOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Post- Effective Amendment No. 1 to the Registration Statements (File Nos. 333-83185, 333-01469 and 333-01471) on Form S-8 covering WGL Holdings, Inc. Common Stock pursuant to its 1999 Incentive Compensation Plan, its Long-Term Incentive Compensation Plan and its Directors' Stock Compensation Plan (the "Registration Statements") of our reports dated October 25, 1999, on our audits of the consolidated financial statements and financial statement schedule included in or incorporated by reference in Washington Gas Light Company's Form 10-K for the year ended September 30, 1999 and to all references to our Firm included in this Post-Effective Amendment No. 1 to the Registration Statements.





                                                   Arthur Andersen LLP


Vienna, VA
October 18, 2000